PRICING SUPPLEMENT NO. 9                                          Rule 424(b)(3)
DATED: October 27, 1998                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)



                                $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:                Floating Rate Notes        Book Entry Notes
$20,000,000                      [x]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
November 3, 1998                 [_]                        [_]


Maturity Date:
November 3, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): +0.35%

-----------------------------------------




NYFS04...:\25\22625\0123\2041\AAA0298K.030
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*     2/3/99, 5/3/99 and 8/3/99.

**    2/3/99, 5/3/99, 8/3/99 and 11/3/99.

***   The three-month LIBOR rate on October 30, 1998 plus 35 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.









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